Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form S-1 to the Registration Statement of Yellowstone Group Ltd of our report dated June 16, 2025, relating to the financial statements of Yellowstone Group Ltd which report appears in the Prospectus, which is part of this Registration Statement.We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ ELITECPA P.C.

ELITECPA P.C.
Certified Public Accountants

New Jersey, The United States of America
June 16, 2025